VRS
[LOGO OMITTED]


Virginia Retirement System
1200 East Main Street
Richmond, VA   23219




                               POWER OF ATTORNEY

         The undersigned hereby authorizes, designates and appoints Farzad Samimi, Gordon Appell, and Yousuf Dhamee of Skadden, Arps, Slate, Meagher & Flom LLP to act as attorneys-in-fact to execute and file statements on
Schedule 13D or Schedule 13G and any successor forms or schedules adopted by the Securities and Exchange Commission, as required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules thereunder, and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorneys-in-fact have taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements on the forms cited above, or until specifically terminated in writing by the undersigned.

         IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on August 8, 2005.


                                       VIRGINIA RETIREMENT SYSTEM



                                       By: /s/ Larry D. Kicher
                                          ------------------------------------
                                          Larry D. Kicher
                                          Chief Operating Officer, Investments